EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-18829), Form S-8 (No. 333-20403) and Form S-8 (No. 333-61392) of Titanium Metals Corporation of our reports dated March 24, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------------
Denver, Colorado
March 24, 2006